news release

FOR RELEASE:
February 26, 2008

NASDAQ: SNIC

Sonic Solutions Reports Selected Preliminary Financial Results
for Third Fiscal Quarter Ended December 31, 2007;

Updates Guidance

Novato, California (February 26, 2008) - Sonic Solutions® (NASDAQ: SNIC) today announced the following selected preliminary unaudited financial results for the third fiscal quarter ended December 31, 2007.

Selected Preliminary Financial Results

Net revenue for the quarter was $35.6 million. Cost of revenue, excluding any stock-based compensation costs, was $8.3 million. Included in cost of revenue is $1.2 million of expense related to the amortization of acquired intangibles. Operating expenses, excluding stock-based compensation costs were as follows; marketing and sales expenses were $9.0 million, research and development expenses were $10.7 million, and general and administrative expenses were $4.9 million. Additionally, expenses associated with the recently completed stock option review were $3.0 million and we recorded a restructuring charge of $2.9 million associated with the closure of our Richmond Hill facility. Other income (net of other expenses) was $0.3 million. For the quarter ended December 31, 2007, the outstanding basic number of shares was approximately 26.3 million.

As of December 31, 2007, Sonic had cash, restricted cash, cash equivalents and short term investments of $65.2 million. Bank debt at December 31, 2007 was $20.0 million.

Guidance

For the fourth fiscal quarter ending March 31, 2008, the Company’s management anticipates net revenue will be at least $34 million. Cost of revenue, as a percentage of net revenue and excluding expenses related to the amortization of intangibles and stock-based compensation, is estimated to be approximately 20%. Operating expenses, excluding stock-based compensation costs, one-time charges associated with the Sonic’s recently completed option review, and restructuring costs, are estimated to be approximately $24 million.

Options Review

Sonic’s selected preliminary results and guidance may be adjusted as a result of the recently concluded restatement of its historical results for periods ending on or prior to March 31, 2007. As previously announced, on February 1, 2007, Sonic commenced a voluntary review of its historical and current stock option grant practices and related accounting. Sonic has completed its review, and on February 26, 2008, Sonic filed its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006 and its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (the "2007 Form 10-K"). The 2007 Form 10-K contains Sonic's restated historical results for specified periods ended on or prior to March 31, 2007 as well as detailed explanations of the voluntary review and restatement, including the conclusions of Sonic’s Audit Committee. Sonic intends to file Quarterly Reports on Form 10-Q for each of the first fiscal quarter ended June 30, 2007, the second fiscal quarter ended September 30, 2007 and the third fiscal quarter ended December 31, 2007 as soon as possible. Until such quarterly reports are filed, all results and guidance reported today should be considered preliminary because they are presented without taking into account (1) cash and non-cash charges for stock-based compensation expense similar to the charges that were made in connection with the recent restatement, (2) any other adjustments to either current or previously reported results that may be required in connection with the restatement, and (3) any other adjustments to either current or previously reported results that may be required related to the completion of our review. The non-GAAP information includes those measures that exclude stock-based compensation costs and/or other expenses that would otherwise be included in the applicable GAAP measures. Further, investors are cautioned that Sonic is unable to provide reconciliations to corresponding U.S. Generally Accepted Accounting Principles (“GAAP”) measures for the non-GAAP information provided in the press release due to this recently concluded options practice and accounting review.

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Reports Selected Preliminary Results for
Third Quarter Ended December 31, 2007; Updates Guidance

Continued Nasdaq Listing

On February 15, 2008, Sonic received, as expected, an additional notice of non-compliance from the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) due to Sonic’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 (the “Additional Staff Determination”), as required by NASDAQ Marketplace Rule 4310(c)(14).

As previously announced, Sonic received prior notices of non-compliance from the Staff based upon Sonic's failure to timely file its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, June 30, 2007 and September 30, 2007 and its annual report on Form 10-K for its fiscal year ended March 31, 2007, each as required by NASDAQ Marketplace Rule 4310(c)(14) and for failure to solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006, on or before March 31, 2007 as required by NASDAQ Marketplace Rules 4350(e) and 4350(g), respectively. On January 8, 2008, Sonic received a letter from the Board of Directors of The NASDAQ Stock Market LLC (the "NASDAQ Board") informing Sonic that the NASDAQ Board had issued a decision granting Sonic until March 10, 2008 to file each of its delinquent filings. Sonic's securities will remain listed on The NASDAQ Global Select Market during this period. While Sonic is working diligently to complete all necessary filings and thereby demonstrate compliance with the applicable requirements for continued listing on The NASDAQ Global Select Market, there can be no assurance that Sonic's common stock will remain listed on The NASDAQ Global Select Market beyond the March 10, 2008 deadline established by the NASDAQ Board or that NASDAQ will grant Sonic a further extension if needed.

Call Details

Sonic will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today to discuss its preliminary financial results for the third quarter ended December 31, 2007. Investors are invited to listen to Sonic’s quarterly conference call on the investor section of Sonic’s website at www.sonic.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until midnight PST February 29, 2008, and can be accessed by dialing 888-203-1112 or 719-457-0820 and entering confirmation code 8787464.

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) enables the creation, management, and enjoyment of digital media content through its Hollywood to Home™ products, services, and technologies. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD and Blu-ray Disc titles to the award-winning Roxio®-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through the Sonic DVD On Demand™ and Qflix™ platforms, Sonic is defining new models for the digital distribution of premium Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Sonic Solutions Reports Selected Preliminary Results for
Third Quarter Ended December 31, 2007; Updates Guidance

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Hollywood to Home, Sonic DVD On Demand, Qflix, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Forward-Looking Statements

This press release and Sonic’s earnings conference call for the fiscal quarter ended December 31, 2007 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include expectations regarding revenue, income, expenses, capitalization and other guidance for the quarter ending and the fiscal year ending March 31, 2008; views regarding opportunities presented by the “download and burn” business model; Sonic’s ability to strengthen relationships with end-users; the evolution of, and opportunities for Sonic arising from, next-generation high-definition formats and channels; future market opportunities; Sonic’s ability to comply with all of The NASDAQ Global Select Market’s filing requirements by March 10, 2008, our ability to persuade the NASDAQ Board of Directors to continue the listing of our securities on The NASDAQ Global Select Market, and the potential impact of pending litigation in which Sonic, its directors, and/or its executive officers may be involved.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic’s high-definition series products; the costs associated with new product introduction and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of Sarbanes Oxley (“SOX”) compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with litigation or patent prosecution and intellectual property claims; and changes in effective tax rates. Other risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to; tax issues or liabilities that relate to adjustments to the measurement dates associated with stock options issued by Sonic; effects relating to Sonic’s inability to timely file reports with the Securities and Exchange Commission; issues that Sonic does not currently realize exist resulting from the restatement of its financial statements and related matters; the impact of any litigation or governmental investigations or proceedings arising out of or related to Sonic’s stock option grant practices or any restatement of its financial statements; Sonic’s failure to satisfy conditions for continued listing on the NASDAQ Global Select Market; the impact of any further determinations by the Nasdaq Listing Qualifications Panel; and the impact of any further action by the Listing Council. This press release should be read in conjunction with Sonic’s most recent annual report on Form 10-K filed on February 26, 2008 and Sonic’s other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.

For more information, contact:	For more information, contact:

Sonic Solutions	Sonic Solutions Investor Relations

Paul Norris, E.V.P. and Interim Chief Financial Officer	Nils Erdmann, V.P. Investor Relations

Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008

Email: paul_norris@sonic.com	Email: nils_erdmann@sonic.com